     As filed with the Securities and Exchange Commission on April 1, 1999

                         Registration No. 33-_________
     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MOORE MEDICAL CORP.
             (Exact name of registrant as specified in its charter)

        Delaware                             22-1897821
        (State or other jurisdiction of      (I.R.S. Employer
        incorporation or organization)       Identification No.)

                              MOORE MEDICAL CORP.
                                 P.O. Box 1500
                             389 John Downey Drive
                           New Britain, CT 06050-1500
                   (Address of Principal Executive Officers)

                Moore Medical Corp. Incentive Stock Option Plan
              Moore Medical Corp. Non-Qualified Stock Option Plan
                           (Full title of the plans)


                                David V. Harper
                       Executive Vice President - Finance
                              Moore Medical Corp.
                             389 John Downey Drive
                           New Britain, CT 06050-1500
                    (Name and address of agent for service)

                                  860-826-3600
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Joseph Greenberger, Esq.
                    1370 Avenue of the Americas, Suite 2701
                         New York, New York  10019-4602

                        CALCULATION OF REGISTRATION FEE



Title of               Amount to be       Proposed maximum          Proposed maximum       Amount of
securities to be       registered         offering price per        aggregate offering     registration
registered             (1)                share (2)                 price (2)              fee
----------------       ------------       -----------------         ------------------     --------------
Common                 150,000 (3)             $10.875                  $1,631,250            $453.49
Stock, $.01            200,000 (4)             $10.875                  $2,175,000            $327.34 (5)
par value
                       ------------       -----------------         ------------------     --------------
Total                  350,000                                          $3,806,250            $786.83

     ____________

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as result of any adjustments made in connection with stock splits, stock dividends or similar events.

(2) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the closing price of the Common Stock on March 23, 1999, of $10.875, as reported on The American Stock Exchange.

(3) Registers 150,000 shares of Common Stock issuable under options heretofore or hereafter granted under the Registrant's Non-Qualified Stock Option Plan (the "NQO Plan"); also registers reoffers and resales, pursuant to the "reoffer prospectus" included herein, of such securities by persons who may be affiliates (as defined under Rule 405 of the Securities Act) of the Company.

(4) Registers 200,000 shares of Common Stock issuable on exercises of options heretofore or hereafter granted under the Registrant's Incentive Stock Option Plan (the "ISO Plan"), inclusive of the 100,000 shares of Common Stock previously registered in its registration statement on Form S-8 (registration no. 33-68128), filed August 27, 1993; also registers reoffers and resales of 13,425 restricted shares of Common Stock acquired pursuant to options heretofore granted and exercised under the ISO Plan by persons who are not affiliates (as defined under Rule 405 of the Securities Act) of the Company, and 186,575 shares of Common Stock which may be acquired by affiliates of the Company upon the exercises of options granted or that may be granted under the ISO Plan.

(5) Pursuant to Rule 429 under the Securities Act, the "reoffer prospectus" included herein is, a "combined prospectus" which relates both to the Registration Statement filed herewith and the Registrant's registration statement of Form S-8 (registration no. 33-68128), filed August 27, 1993. The number of securities being carried forward is 86,575 shares of Common Stock, the amount of filing fee associated with the securities being carried forward is $277.31, and the amount of filing fee associated with such securities that was previously paid was $277.31.

                               EXPLANATORY NOTE

This Registration Statement registers:

  (a) The offer and sale by the Moore Medical Corp. (the "Company"), of 200,000 shares of Common Stock issuable on exercises of options heretofore or hereafter granted under its Incentive Stock Option Plan (the "ISO Plan"), inclusive of the 100,000 shares of Common Stock registered in its registration statement on Form S-8 (registration no. 33-68128), filed August 27, 1993 (the "Prior Registration Statement");

  (b) The reoffer and resale, pursuant to the "reoffer prospectus" included herein, of 13,425 restricted shares of Common Stock acquired pursuant to options heretofore granted and exercised under the ISO Plan by persons who are not affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")) of the Company;

  (c) The reoffer and resale, pursuant to the "reoffer prospectus" included herein, of the balance of 186,575 shares of the Company's Common Stock which may be acquired by affiliates of the Company upon the exercises by such affiliates of options granted or that may be granted under the ISO Plan;

  (d) The offer and sale by the Company of 150,000 shares of its Common Stock under options heretofore or hereafter granted under its Non-Qualified Stock Option Plan (the "NQO Plan"); and

  (e) The reoffer and resale, pursuant to the "reoffer prospectus" included herein, of 150,000 shares of Common Stock which may be acquired on exercises of options heretofore or hereafter granted under the NQO Plan by persons who may be affiliates (as defined under Rule 405 of the Securities Act) of of the Company.


                           SECTION 10(a) PROSPECTUS;
                              REOFFER PROSPECTUS;

Section 10(a) Prospectus.  The documents containing the information specified in
-------------------------
Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(i) under the Securities Act. Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission, (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8 under the Securities Act, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus.  The material which follows, up to but not including the
-------------------
page beginning Part II of the Registration Statement of which this Prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act, in accordance with General Instruction C of Form S-8 under the Securities Act.

REOFFER PROSPECTUS

                              MOORE MEDICAL CORP.

                                 250,000 SHARES
                                       OF
                                  COMMON STOCK

This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of an aggregate of (a) 150,000 shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of Moore Medical Corp. (the "Company" or the "Registrant") issuable under options which have been granted or which may be granted under its Non-Qualified Stock Option Plan (the "NQO Plan") to officers and directors of the Company who may be deemed to be affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company, as identified herein under "Selling Stockholders, (b) 186,575 shares (also "Shares") of Common Stock issuable under options which have been granted or may be granted under its Incentive Stock Option Plan (the "ISO Plan") to employees (also "Selling Stockholders") of the Company, some or all of whom may be affiliates of the Company, and (c) 13,425 shares (also "Shares") which have been issued as restricted securities to persons (also "Selling Stockholders") who are not affiliates of the Company on exercises of options previously granted under the ISO Plan. The Company may from time to time supplement and/or amend this Prospectus to cover additional shares of Common Stock that underlie options granted pursuant to the Plans to affiliates of the Company.

The Selling Stockholders may, from time to time, offer all or part of the Shares on The American Stock Exchange, upon which shares of the Company's Common Stock are now tradable, or such other national securities exchanges or on Nasdaq or another interdealer quotation system upon which the Common Stock may be tradable at the time of any such sales, at fixed prices that may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices, or by a combination of these methods. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with any sales of Shares hereunder. The Selling Stockholders may also effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from a Selling Stockholder, or from the purchasers of the Common Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or from both. The Company will pay all expenses in connection with the preparation and reproduction of the Registration Statement of which this Prospectus is a part, which current expenses are estimated, in the aggregate, to be approximately $10,000. The Company will not receive any part of the proceeds of any sales by Selling Stockholders of Shares. However, the Company has received or will receive the exercise price paid or payable by Selling Stockholders upon the exercise of options granted or which may be granted under the Plans. In lieu of being sold pursuant to this Prospectus, any of the Shares which are eligible for sale pursuant to Rule 144 under the Securities Act ("Rule 144") may be sold by Selling Stockholders under Rule 144. See "Plan of Distribution."

The Company's Common Stock trades on The American Stock Exchange under the ticker symbol "MMD". On March 23, 1999, the closing price of the Common Stock as reported on The American Stock Exchange was $10.875 per share.

See "RISK FACTORS" beginning on page 7 for a discussion of certain factors that should be considered in connection with an investment in the Common Stock offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No broker, dealer, salesman or any other person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representations not contained herein must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

The date of this Prospectus is April 1, 1999.

TABLE OF CONTENTS



AVAILABLE INFORMATION.................................................. 5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................ 5
PROSPECTUS SUMMARY..................................................... 6
RISK FACTORS........................................................... 7
BUSINESS............................................................... 9
CERTAIN FACTORS AFFECTING FORWARD LOOKING STATEMENTS...................13
USE OF PROCEEDS........................................................14
SELLING STOCKHOLDERS...................................................14
PLAN OF DISTRIBUTION...................................................16
DESCRIPTION OF CAPITOL STOCK...........................................17
LEGAL MATTERS..........................................................18
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.......................18

AVAILABLE INFORMATION

The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with the Commission with respect to the shares of Common Stock of the Company offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and the exhibits and schedules thereto. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that site is http://www.sec.gov. The Company's Common Stock is traded on The American Stock Exchange under the ticker symbol "MMD." Reports, proxy statements and other information may also be inspected at The American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission, each such statement is qualified in all respects by such reference, and each such document shall be deemed to be incorporated by reference into this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for its fiscal year ended January 2, 1999, including all amendments filed for the purpose of completing or updating such report, which has been heretofore filed by the Company with the Commission pursuant to the Exchange Act is hereby incorporated by reference and made a part hereof:

All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

The Company undertakes to provide without charge to each person (including any beneficial owner) to whom a copy of this Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the attention of David V. Harper, Executive Vice President - Finance, Moore Medical Corp., 389 John Downey Drive, New Britain, CT 06050-1500, 860-826-3600.



                               PROSPECTUS SUMMARY

Common Stock being Offered..The Prospectus relates to an offering by the Selling Stockholders of up to 250,000 shares of Common Stock which may be acquired or have been acquired by such Selling Stockholders upon the exercise of options issued as of the date of this Prospectus or thereafter under a Plan.

Common Stock Outstanding
after the Offering .........As of March 23, 1999 the Company had
                            (exclusive of 306,854 treasury shares) 2,939,221 shares of Common Stock outstanding. As of the date of the Prospectus, options for an aggregate of 48,400 shares of the Company's Common Stock are outstanding under its ISO Plan, and options for an aggregate of 130,800 shares of its Common Stock are outstanding under its NQO Plan. Assuming that all of the options held by Selling Stockholders as of the date of this Prospectus are exercised and no other shares of Common Stock are issued following the date of this Prospectus, the Company would have 3,118,821 shares of Common Stock outstanding.

Use of Proceeds.............The Company will not receive any proceeds from the sale of the Shares offered by the Selling
                            Stockholders.  However, the Company has
                            received or will receive the exercise price paid or payable by Selling Stockholders upon the exercise of options issued under a Plan. If all of the options held by the Selling Stockholders as of the date of this Prospectus are exercised, the Company will receive aggregate estimated proceeds in connection with the payment of the exercise prices of such options (excluding any amounts received in respect thereof by the Company in connection with the exercise of options prior to the date of this Prospectus) of approximately $2,100,000. The Company anticipates using any proceeds received, and has used any such proceeds previously received, upon the exercise of the options for general corporate purposes, including working capital. See "Use of Proceeds."

AMEX
Market Symbol...............MMD

Risk Factors................See "Risk Factors" and "Certain
                            Factors Affecting Forward Looking Statements" for discussions of certain risk factors that should be considered by prospective investors in connection with an investment in the Shares offered hereby.


                                 RISK FACTORS

An investment in the Shares offered by this Prospectus involves a degree of risk. In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered hereby.

Governmental and Private Healthcare Funding.

Most of the Company's customers are healthcare practitioners. The healthcare they provide is, to a significant extent, funded by federal, state and local government agencies, including Medicare and Medicaid, and by HMO, managed care and other cost containment programs. Although the Company is not directly affected by these agencies or programs, they indirectly affect the Company by limiting funding of healthcare. Proposed legislation and trends in HMO and managed care may adversely affect the Company by further limiting healthcare funding.

Distributor and Healthcare Provider Consolidations.

There have been consolidations among the Company's competing distributors, affording them economies in purchasing inventory for resale, and among its healthcare practitioners customers, affording them with greater power to bargain for lower prices. These trends affect the Company's margins.

Competition.

The healthcare supplies distribution industry is highly competitive. Current and potential competitors of the Company include regional and national full-line, full-service healthcare supply and product distributors, independent specialty distributors, mail order distributors that distribute medical products and supplies on a regional or national basis, and certain manufacturers that own distributors or that sell their products both to distributors and directly to users, including clinics, physicians offices and other categories of the Company's customers. Some of these competitors have greater financial, technical, marketing and managerial resources than the Company.

Government Contract Price Adjustments.

The Company decided in 1997 to exit various U.S. government supply contracts. It calculated certain price adjustments under the contracts for sales in 1991 through 1996, voluntarily disclosed these adjustments to the lead U.S. government agency, and, based thereon, established a reserve. Because that governmental agency has not completed its own analysis and responded to the Company's submission, the final amount of the price adjustments, which may be more or less than the reserve, has not been determined.

Government Regulation.

The Company's healthcare supplies distribution business is required to register for permits and licenses with, and comply with certain strict operating and security standards of, the U. S. Drug Enforcement Administration, U.S. Food and Drug Administration and other federal, state and local agencies. Although the Company believes that it is in substantial compliance with the applicable regulations, failure to comply could adversely affect the Company's operations.

Shared Chief Executive Office Functions.

Since January 1, 1999, Richard A. Bucchi, the Company's Executive Vice President
- Sales and Marketing, David V. Harper, its Executive Vice President - Finance, and Kenneth S. Kollmeyer, its Executive Vice President - Operations, have jointly discharged the chief executive officer functions of the Company as the members of its then newly established Office of the President and co-chief executive officers. Although the Company believes the shared management structure is functioning satisfactorily, there can be no guarantee it will continue to do so.

Dependence on Key Employees.

The Company is dependent on the retention of its senior management. It has no employment agreement with, or key man insurance on, any of its employees. The loss of the services of senior management personnel could have a material adverse effect on the Company.

Year 2000 Issues.

Year 2000 issues arise from the fact that many computer programs and some hardware use two digits rather than four to define the applicable year. This could result in a system's failure or in miscalculations causing disruptions of operations, including an inability to process transactions, fulfill orders, send invoices or engage in other normal business activities. During 1998, as a part of a modernization program to upgrade data processing, integrate systems and enhance internal reporting, the Company purchased, and is presently implementing, an integrated enterprise system which has been represented to the Company by the vendor as Year 2000 compliant. The Company is assessing the Year 2000 compliance of its internal non-information software and technology embedded in such systems as its security, telecommunications and building systems. It would be adversely affected by Year 2000 issues if the new enterprise system's software or such software or technology proves not to be fully Year 2000 compliant, or if the Company's suppliers, customers, service practitioners or others do not address Year 2000 issues successfully and in a timely manner.

Reliance on Service Providers.

The Company's operations are dependent on such services as deliveries from its suppliers by truckers, deliveries to its customers by UPS and other common carriers, and services relied on from other service providers, such as catalogue printers. Service disruptions, such as may be caused by labor strikes at such service providers or other causes of delays or failures, could have adverse effects on the Company's operations.

Charter, By-Law and Anti-Takeover Provisions.

The Company's corporate charter, by-laws and Rights Plan, as well as certain provisions of Delaware General Corporation Law, contain provisions which may deter, discourage or make more difficult a change in control of the Company, even if such a change in control would be in the interest of some of the Company's stockholders or if such change in control would provide such stockholders with a substantial premium for their shares over then current market prices. For example, the Company's charter authorizes its Board of Directors to issue one or more classes of preferred stock, having such designations, rights and preferences as they determine, and such issuances may, among other things, have an adverse effect on the rights of holders of common stock. The Company's by-laws provide that a shareholder may nominate persons for election as directors only in compliance with specified notice provisions. In addition, under the Company's Stockholder Rights Plan, in general, if a person or group acquires more than 15% of its outstanding shares of common stock, all other shareholders of the Company would have the right to purchase securities from the Company at a discount to their fair market value, thus causing substantial dilution to the holdings of the acquiring person or group. The Rights Plan may inhibit a change in control and can adversely affect the stockholders' ability to realize a premium over the then current market price for the common stock.

                                    BUSINESS

Moore Medical Corp. is a national marketer and distributor of healthcare products to approximately 96,000 healthcare practitioner customers in non-hospital settings. Primary customer groups are physicians, emergency medical services, medical departments at industrial sites, podiatrists, and university/school health services. It markets approximately 8,500 medical/surgical and pharmaceutical supply products (SKUs) through direct mail, telesales, and a small field sales force. Most customer orders are processed by call center representatives. Most customers use the products in their healthcare practices, rather than buying for resale. The Company fulfills orders from its regional distribution centers in Connecticut, Florida, Illinois and California and ships orders nationwide by common carriers. More than 90% of its customers receive orders within two business days. The Company is in its fifty-third year of operation, and it has served healthcare practitioner customers for over 25 years. In 1997, the Company decided to exit from its wholesale drug distribution business in order to concentrate on its more profitable healthcare practitioner distribution business, and the description of its operations in this report focuses on the healthcare practitioner business.

Recent Developments.

During 1998, the Company:

       . received substantially all its revenues from healthcare practitioners,

       . successfully concluded its withdrawal from the wholesale drug distribution business, a lower margin operation which had been responsible for approximately 60% of its sales in 1997,

       . increased its gross profit margin rate to over 31% from 13.5% in the prior year,

       . realigned its senior-most executive management by establishing an office of the president which placed all chief executive officer responsibilities directly with its chief finance, marketing and operations officers, effective January 1, 1999,

       . completed staff changes to serve healthcare practitioners in non-hospital settings rather than, as in earlier years, have most of its staff in the wholesale business, and

       . expanded its electronic commerce (e-commerce) presence through on-line marketing and sale of the full line of its products
         (www.mooremedical.com).

Distribution of Healthcare Products.

Most product manufacturers will not sell directly to healthcare practitioners in non-hospital settings the small quantities of products they regularly purchase. Moreover, most healthcare practitioners prefer the administrative efficiencies of purchasing their supplies from one or a few sources rather than from hundreds of manufacturers. Healthcare product distributors, by selling a very wide range of products purchased from many manufacturers, economically move products from the manufacturers' large, but separately narrow, product inventories to the smaller volume, but much more varied, product selections required by healthcare practitioners. Customers find it efficient and convenient to rely on the availability from distributors of thousands of different products, manufactured by hundreds of manufacturers, offered at competitive prices, with prompt delivery and a variety of other services.

The overall market for healthcare products at non-hospital sites has been growing, largely because of:

       . an aging population,

       . increases in the amount and variety of products available for diagnosis and treatments, as a result of medical advances, and

       . an increase in healthcare at more economical sites than hospitals, as a result of cost containment pressures.

Governmental programs such as Medicare and Medicaid, and HMO's, managed care and other insurance programs limit funding for healthcare products. This has contributed to consolidations of:

       . physician customers, as sole practitioners form groups and as practice organizations, (PPO's) form to provide business management for large numbers of physicians,

       . other customer groups, notably emergency medical services and podiatrists,

       . distributors of healthcare products into larger organizations serving broader geographic areas, and

       . manufacturers of healthcare products.

In addition, customers expect better prices and services. Services expectations include a broad selection of products, speed of delivery, reliability of supply, ease of ordering, and more extensive information on product specifications, product use and pricing, and on government regulations.

Products.

The Company distributes approximately 8,500 healthcare product stock keeping units (SKUs) consisting of medical/surgical supplies and pharmaceuticals. Its broad and diversified selection of medical/surgical supplies includes gauze and wound dressings, examination room supplies, diagnostic tests and equipment, personal protection products, surgical instruments, emergency response supplies, continuing care products and infection control supplies. Although most of its products are consumables and disposables, the Company also sells small-dollar medical/surgical equipment. It is one of the few distributors of medical/surgical products to non-hospital healthcare practitioners that also offers pharmaceuticals. Pharmaceutical products include unit-dose medications, vaccines, injectables and ointments. The Company purchases all its products, primarily direct from manufacturers, and does not manufacture any product.

The Company exited the wholesale drug distribution business, in which it sold primarily pharmaceuticals, during the fourth quarter of 1997. Most of the Company's medical/surgical supply sales are to healthcare practitioner end-users, while, before withdrawing from its wholesale drug distribution business, most of its pharmaceutical sales were to pharmacies for resale. The following table shows the sales and the percentages of total sales for the past three years of pharmaceuticals and medical/surgical supplies:

Dollars in thousands            1998             1997              1996
--------------------            ----             ----              ----

Medical/surgical supplies     $90,635          $ 91,030          $ 78,731
                               75.0%             31.5%             27.5%

Pharmaceuticals               $30,211          $197,483          $207,618
                               25.0%             68.5%             72.5%

Customers.

The Company's approximately 96,000 healthcare practitioner customers typically use its products in non-hospital settings. Its most significant customer groups, which account for approximately 85% of its sales, are physicians, emergency medical services, medical departments at industrial sites, podiatrists and university/school health services. Most of the customers use the products in their healthcare practice, as opposed to buying the products for resale.

Marketing and Distribution.

The Company markets nationally to existing and prospective customers through direct mail, outbound telesales calls, and a small number of national account field sales representatives. The Company considers direct marketing to be one of its core strengths.

Catalogs and other product literature are designed by the Company's in-house advertising department with different products featured for targeted customer groups. Mailings are regularly made to current customers based on buying patterns and to prospective customers based on mailing lists. The Company provides for electronic ordering by customers through both a CD-ROM catalog and an Internet presence (www.mooremedical.com).

Many customers order through one of the Company's toll free telephone numbers in response to direct mail catalogs or other advertising literature. Their orders are processed by representatives in the Company's inbound call center. Call center representatives are trained on product features, to respond to customer
inquiries and on the Company's computerized order entry procedures.   In
addition, the Company has a staff of outbound telesales representatives who specialize in one or more customer groups. They are trained on selling techniques to effectively promote sales and establish new customers. An advanced phone system supports each call center and telesales representative, and each is equipped with a computer terminal for access to customer and product information and the order entry processing system. A small number of field sales representatives build relationships and negotiate sales terms with the Company's larger customers in the industrial market.

The Company fulfills orders from its regional distribution centers in Connecticut, Florida, Illinois and California. Customer orders are directed by its computer systems from the call center and telesales to the distribution center closest to the customer. There, orders are picked, packed and shipped to customers by common carriers. The Company utilizes United Parcel Services (UPS) for the shipment of most of its customers' orders and, accordingly, is dependent on UPS for efficient delivery services. More than 90% of customers receive orders within two business days. The Company considers distribution reliability to be a core strength.

The Company's marketing, sales, distribution and purchasing processes are information intensive, making its computer systems essential to efficient operations.

Suppliers.

The Company distributes the products of approximately 550 manufacturers of medical/surgical supplies and pharmaceuticals. It purchases most products directly from manufacturers, but also purchases some products from other distributors. In 1998, the largest suppliers of the products which it sold in its healthcare practitioner business were Graham-Field Health Products, Inc., Johnson & Johnson Healthcare Systems, Inc., Laerdal Medical Corp., Microflex Medical Corp., Ortho Diagnostic Systems, Inc., SmithKline Beecham Pharmaceuticals, and Tillotson Healthcare Corporation. Management believes the Company is a significant customer of a small portion of its vendors. It has several competing sources for many medical/surgical supplies and pharmaceuticals. Sales of products from its largest supplier in 1998 accounted for less than 5% of total sales. The Company does not have any significant long-term purchase commitments with its suppliers, nor does it have any exclusive rights for a territorial area.

Competition.

Competitors consist of large national distributors, regional distributors and local distributors. Some use primarily direct marketing methods, like the Company, and others make sales and deliveries to their customers with a dedicated sales force and fleet of delivery vehicles. According to a 1996 market research report by a national brokerage firm, five national distributors larger than the Company account for approximately 40% of the sales volume of healthcare supplies to the physician market. These national distributors have been growing in recent years through both internal growth and through acquisitions of regional and local distributors. The remaining distributors to this market are believed to be smaller than the Company and consist primarily of regional and local distributors. In each of the Company's other markets, the competition is more fragmented and the Company believes it is one of the top five leading distributors. The strongest competitors in each market area generally compete with the Company in only one or a few of its market areas.

Generally, the Company competes with other distributors on breadth of product line, delivery speed, price, order completion rates, and other value-added customer service factors. Customers place high value on reliability, ease of doing business and speed. As more healthcare practices consolidate into larger, more geographically spread organizations, the Company expects that there will be a growing number of large customers that will require their distributor of choice to be able to reliably service many locations in numerous states and/or regions of the country.

Regulation.

The manufacturing, marketing, labeling, packaging and distribution of medical/surgical products and pharmaceuticals are subject to regulation by federal, state and local governmental authorities. The Company is licensed to distribute pharmaceutical products, including certain controlled substances.

Its operating and security practices must comply with statutes and regulations of the U.S. Food and Drug Administration, the Federal Drug Enforcement Agency and state boards of pharmacy and health. The Company believes that it is in material compliance with the applicable statutes and regulations. The Company is indirectly affected by Medicare, Medicaid and other governmental regulations to which many of its customers are subject and by managed care plans in which many participate. Such programs' payment and reimbursement policies encourage customers to economize in purchasing healthcare products.

Employees.

As of January 3, 1999, the Company had 323 full-time employees and 24 part-time employees. Of the full-time employees, 168 worked in its marketing and sales operations. All the Company's operations are non-union.


              CERTAIN FACTORS AFFECTING FORWARD LOOKING STATEMENTS

This Prospectus herein may contain certain forward looking statements. In addition, from time to time, the Company or its representatives may have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but, not limited to, press releases, oral statements made by or with the approval of an authorized executive officer, or in this report or other filings made by the Company with the Securities and Exchange Commission. The words or phrases "trend," "expect," "grow," "will," "could," "likely result," "planned," "continued," "anticipated," "estimated," "projected," "scheduled," "could have," "intended," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protections of the safe harbor established in the said Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the discussion of certain important factors set forth in this Prospectus under the caption "Risk Factors" that could cause actual results to differ materially from such forward-looking statements. The risks identified therein are not all inclusive. Reference is also made to the reports and other filings made by the Company with the Securities and Exchange Commission, including Incorporated Documents, for additional information concerning factors that could adversely impact the Company's business, financial position or performance. The risk factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company or made by or on behalf of the Company, and investors, therefore, should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. Moreover, the Company operates in a changing and very competitive business environment. New risks may emerge from time to time, and it is not possible for management to predict all risk factors, nor can it necessarily identify or assess the impact of all such factors on the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Further, management cannot necessarily assess the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.


                                USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares offered herein by the Selling Stockholders, however, the Company will receive the exercise price for options upon the prior or future exercise by such Selling Stockholders of such options. If all of the options held by Selling Stockholders as of the date of this Prospectus and covered by this Prospectus are exercised, the Company will receive aggregate estimated proceeds of approximately $2,100,000. The Company anticipates utilizing any such proceeds received, and has utilized any such proceeds previously received, upon the exercise of such options and for general corporate purposes, including working capital. There can be no assurance that any of the options will be exercised.


                              SELLING STOCKHOLDERS

This Prospectus covers possible sales by the Selling Stockholders who are officers or directors of the Company of Shares that such Selling Stockholders have acquired and/or may acquire through the exercise of options granted in the Plans; such officers and directors may be affiliates (as such term is defined in Rule 405 under the Securities Act) of the Company. The names of such officers and of a director who, as of the date of this Prospectus, may be Selling Stockholders from time to time are listed below, along with (i) the number of shares of Common Stock currently owned by each such person, (ii) the number of Shares offered by each such person for sale hereby and (iii) the number of shares of Common Stock to be owned by each such Selling Stockholder following the completion of the offering contemplated hereby and the percentage that such shares will bear to the number of outstanding shares of Common Stock at such time. This Prospectus also cover the possible sales by Selling Stockholders who are not affiliates of the Company and to whom the Company has issued restricted shares of Common Stock on the exercise of options granted under its ISO Plan. None of such non-affiliate Selling Stockholders as of the date of this Prospectus, holds such restricted securities in an amount in excess of 1,000 Shares. Each of such non-affiliates may use this Prospectus for reoffer and resale of up to 1,000 Shares. The number of Shares offered for sale by each Selling Stockholders may be updated in, and additional individuals who may be affiliates of the Company may be added as Selling Stockholders hereunder by, supplements and/or amendments to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.


                                      Number of              Number of Shares
                   Number of          Shares Subject         Beneficially            Percentage of Shares
Selling            Shares             to Options and         Owned After             Beneficially Owned
Stockholder        Beneficially       Offered                Completion of           After Completion of
        (1)        Owned              Hereby (2)             Offering (3)            Offering (3)
-----------        ------------       --------------         ----------------        --------------------
Richard A.
 Bucchi               6,750(4)            19,000                  2,000                       *

David V.
 Harper               1,000               16,000                  1,000                       *

Kenneth
 Kollmeyer           15,500(5)            24,000                  6,000                       *

Robert H.
 Steele              11,400 (6)           40,000                  6,400                       *

______________
* Less than 1%.

  (1) In reliance upon Item 2(b) of General Instruction C to Form S-8 under the Securities Act, the officers and director of the Company listed above as Selling Stockholders have been listed herein whether or not such persons have a present intent to reoffer or resell any or all of the Shares listed as owned by them and being offered hereby.

  (2) Assumes all options held by the Selling Stockholders are exercisable within 60 days of the date of the completion of the offering. All options were granted under the NQO Plan, other than an option for 3,000 Shares granted to Mr. Bucchi in 1996 and options for 4,000 Shares granted to Mr. Kollmeyer in each of 1993 and 1996 under the ISO Plan.

  (3) Assumes the sale of all Shares offered by all Selling Stockholders under this Prospectus, and that all options to acquire Common Stock held by such Selling Stockholders are exercisable within 60 days of the date of the completion of the offering. As the Company is unable, as of the date of this Prospectus, to determine the date of the completion of the offering hereunder, the number of shares and percentages shown hereunder are computed with reference to the aggregate number of shares of Common Stock of the Company outstanding as of March 23, 1999 and giving effect to the exercise of the options.

  (4) Includes 4,750 Shares issuable under an option exercisable within 60 days.

  (5) Includes 9,500 Shares issuable under options exercisable within 60 days.

  (6) Includes 5,000 Shares issuable under an option exercisable within 60 days.

                              PLAN OF DISTRIBUTION

The Shares, which are issuable upon the exercise of the options may be sold pursuant to this Prospectus by the Selling Stockholders. These sales may occur in privately negotiated transactions or through brokers and dealers, as agents, or to brokers and dealers, as principals who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Common Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. After the passage of the requisite period of time, the Selling Stockholders may also sell the Shares pursuant to Rule 144. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the Shares. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated prior to the sale.

Upon being notified by a Selling Stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of Shares pursuant to this Prospectus through a block trade, purchase by a broker or dealer, or similar transaction, the Company will file a supplemented Prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (f) any other facts material to the transaction.

The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of Common Stock to be sold or resold by such persons or entities or the manner of sale thereof, or both.
If the Selling Stockholders or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of Common Stock might be deemed underwriting discounts and commissions under the Securities Act.

The Selling Stockholders have represented to the Company that any purchase or sale of the Common Stock by them will be in compliance with Regulation M ("Regulation M") promulgated under the Exchange Act. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the Company's Common Stock (the "Distribution") from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any Common Stock or any right to purchase Common Stock, for a period of one business day prior to and subsequent to completion of his participation in the Distribution (the "Distribution Period").

During the Distribution Period, Rule 104 ("Rule 104") under Regulation M prohibits the Selling Stockholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing the Common Stock except for the purpose of preventing or retarding a decline in the open market price of the Common Stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as any Selling Stockholder will be reoffering and reselling the Common Stock at the market, Rule 104 prohibits him or her from effecting any stabilizing transaction in contravention of Rule 104 with respect to the Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of (a) 1,270,002 shares of Preferred Stock, of three classes, none of which is outstanding, and (b) 5,000,000 shares of Common Stock, par value $.01. As of March 23, 1999, 2,939,221 shares of Common Stock were issued and outstanding, and 306,854 additional shares of Common Stock were issued and held by the Company as treasury shares. A summary of the rights, preferences and privileges of the Company's authorized capital stock follows:

Common Stock.

Subject to the rights of holders of any Preferred Stock issued in the future, the holders of Common Stock are entitled to one vote per share in all matters to be voted on by stockholders and are entitled to share pro rata in any dividends which may be declared from time to time by the Board of Directors out of the funds available thereof and in any distribution on liquidation. The holders of Common Stock have no pre-emptive rights or cumulative voting rights. The Company is a party to loan agreements which, among other things, preclude the payment of dividends on Common Stock and limits the Company's ability to repurchase stock.

Preferred Stock.

There are no shares of Preferred Stock of any class outstanding and the Company has no present plans to issue any such shares. Three classes of Preferred Stock are authorized: 200,000 shares of Class A Cumulative Convertible Preferred, $5.00 par value ("Class A"); 70,002 shares of Class B Cumulative Convertible Preferred, $10.00 par value ("Class B"); and 1,000,000 shares of Class C Preferred, $1.00 par value ("Class C") of which 70,000 shares have been designated as a Series I Junior Participating Preferred Stock. Shares of Class A and Class B (no of which is outstanding) have cumulative dividends, no general voting rights and redemption at a price equal to par plus accrued and unpaid dividends and, upon liquidation, the holders are entitled to receive the par value plus accrued dividends before any distribution may be made to the holders of Common Stock. Each share of Class A and Class B is convertible into one share of Common Stock. The Board of Directors may, from time to time, and subject to certain limitation, establish, designate and issue shares of Class C stock in one or more series and fix the number of shares and the relative rights, preferences, conversion rights, voting rights, terms of redemption and liquidation preferences of such stock. The issuance of such stock with voting or other rights could result in a class of securities outstanding with certain preferences over the Common Stock with respect to dividends and in liquidation, and could result in the dilution of the voting rights and equity interest of the holders of Common Stock. The issuance of additional Common Stock, pursuant to conversion rights, may also result in similar dilution.

In 1998, the Company adopted a Shareholder Rights Plan and declared a dividend distribution of one Preferred Stock Purchase Right (the "Rights") for each outstanding share of Common Stock. The Rights will become exercisable, with certain exceptions, only if a party or group acquires 15% or more of the Company's Common Stock or announces an offer to acquire 15% or more. When exercisable, with some exceptions, each Right will entitle its holder (other than the party or group acquiring 15% or more or offering to acquire 15% or more of the Common Stock) to buy one one-hundredth of a share of a Series I Junior Participating Preferred Stock at a purchase price of $70.00. Upon the occurrence of certain events, Rightsholders (other than such party or group) will be entitled to purchase either preferred stock of the Company or shares of the acquiring company at half of their market value. The Company will generally be entitled to redeem the Rights at $.01 per Right at any time prior to the earlier of the expiration of the Rights in March, 2009 or ten days following the acquisition of or offer of 15% of the Company's Common Stock.

                                 LEGAL MATTERS

Certain legal matters in connection with the sale and validity of the Shares will be passed upon for the Joseph Greenberger, Esq., 1370 Avenue of the Americas, Suite 2701, New York, New York 10019-4602.

                       DISCLOSURE OF COMMISSION POSITION
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Certificate of Incorporation and By-laws provide for indemnification of officers and directors in instances, among others, in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful, and to the full extent authorized by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The Company's Annual Report on Form 10-K for its fiscal year ended January 2, 1999, including all amendments filed for the purpose of completing or updating such report, which has been heretofore filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, is hereby incorporated by reference and made a part hereof:

  All other documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the document referred to above, being hereinafter referred to collectively as the "Incorporated Documents").

  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

  The authorized capital stock of the Company consists of (a) 1,270,002 shares of Preferred Stock, of three classes, none of which is outstanding, and (b) 5,000,000 shares of Common Stock, par value $.01. As of March 23, 1999, 2,939,221 shares of Common Stock were issued and outstanding, and 306,854 additional shares of Common Stock were issued and held by the Company as treasury shares. A summary of the rights, preferences and privileges of the Company's authorized capital stock follows:

Common Stock.

  Subject to the rights of holders of any Preferred Stock issued in the future, the holders of Common Stock are entitled to one vote per share in all matters to be voted on by stockholders and are entitled to share pro rata in any dividends which may be declared from time to time by the Board of Directors out of the funds available thereof and in any distribution on liquidation. The holders of Common Stock have no pre-emptive rights or cumulative voting rights. The Company is a party to loan agreements which, among other things, preclude the payment of dividends on Common Stock and limits the Company's ability to repurchase stock.

Preferred Stock.

  There are no shares of Preferred Stock of any class outstanding. Three classes of Preferred Stock are authorized: 200,000 shares of Class A Cumulative Convertible Preferred, $5.00 par value ("Class A"); 70,002 shares of Class B Cumulative Convertible Preferred, $10.00 par value ("Class B"); and 1,000,000 shares of Class C Preferred, $1.00 par value ("Class C") of which 70,000 shares have been designated as a Series I Junior Participating Preferred Stock. Shares of Class A and Class B (none of which is outstanding) have cumulative dividends, no general voting rights and redemption at a price equal to par plus accrued and unpaid dividends and, upon liquidation, the holders are entitled to receive the par value plus accrued dividends before any distribution may be made to the holders of Common Stock. Each share of Class A and Class B is convertible into one share of Common Stock. The Board of Directors may, from time to time, and subject to certain limitation, establish, designate and issue shares of Class C stock in one or more series and fix the number of shares and the relative rights, preferences, conversion rights, voting rights, terms of redemption and liquidation preferences of such stock. The issuance of such stock with voting or other rights could result in a class of securities outstanding with certain preferences over the Common Stock with respect to dividends and in liquidation, and could result in the dilution of the voting rights and equity interest of the holders of Common Stock. The issuance of additional Common Stock, pursuant to conversion rights, may also result in similar dilution.

  In 1998, the Company adopted a Shareholder Rights Plan and declared a dividend distribution of one Preferred Stock Purchase Right (the "Rights") for each outstanding share of Common Stock. The Rights will become exercisable, with certain exceptions, only if a party or group acquires 15% or more of the Company's Common Stock or announces an offer to acquire 15% or more. When exercisable, with some exceptions, each Right will entitle its holder (other than the party or group acquiring 15% or more or offering to acquire 15% or more of the Common Stock) to buy one one-hundredth of a share of a Series I Junior Participating Preferred Stock at a purchase price of $70.00. Upon the occurrence of certain events, Rightsholders (other than such party or group) will be entitled to purchase either preferred stock of the Company or shares of the acquiring company at half of their market value. The Company will generally be entitled to redeem the Rights at $.01 per Right at any time prior to the earlier of the expiration of the Rights in March, 2009 or ten days following the acquisition of or offer of 15% of the Company's Common Stock.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

  Section 145(a) of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is party, or is threatened to be made party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

  Subsection 145 (b) of the DGCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such an action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. It empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  Article Ninth of the Company's Certificate of Incorporation reads as follows:

         NINTH: The Corporation shall, to the fullest extent permitted by
       Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption From Registration Claim.

Registrant claims an exemption pursuant to Section 4(2) under the Securities Act of 1933, as amended, with respect to the issuance of an aggregate of 13,425 of its Common Stock as restricted securities to certain Selling Stockholders on the exercise of options granted under its ISO Plan, as securities acquired with no distributive intent, for investment, and for each optionholder's own account.

Item 8. Exhibits.

Exhibit No.         Description
-----------         -----------

5.1 Opinion of Joseph Greenberger with respect to the legality of the securities being registered. (Filed herewith.)

23.1           Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

23.2           Consent of Joseph Greenberger. (Included in Exhibit 5.)

24 Power of Attorney. (Included on signature pages to this Registration Statement.)

99.1           Incentive Stock Option Plan, as amended. (Filed herewith.)

99.2           Non-Qualified Stock Option Plan, as amended. (Filed herewith.)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on the 30th day of March 1999.

MOORE MEDICAL CORP.


BY:  /s/  David V. Harper                                BY:  /s/  David V. Harper
   -------------------------------------------------        -------------------------------------------------
David V. Harper, Member, Office of the President         David V. Harper, Executive Vice
(Chief Executive Office), Executive Vice President -     President - Finance and Chief Financial
Finance and Chief Financial Officer                      Officer
March 30, 1999                                           March 30, 1999

BY:  /s/  Richard A. Bucchi                              BY:  /s/  Susan G. D'Amato
   -------------------------------------------------        -------------------------------------------------
Richard A. Bucchi, Member, Office of the President       Susan G. D'Amato, Controller and
(Chief Executive Office), Executive Vice President -     Chief Accounting Officer
Marketing and Sales                                      March 30, 1999
March 30, 1999

BY:  /s/  Kenneth S. Kollmeyer
   -------------------------------------------------
Kenneth S. Kollmeyer, Member, Office of the President
(Chief Executive Office), Executive Vice President -
Operations
March 30, 1999

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Robert H. Steele and David V. Harper, or either of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Robert H. Steele and David V. Harper, or either of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.


/s/  Robert H. Steele               /s/  Peter C. Sutro
----------------------------        -------------------------------
Robert H. Steele, Director          Peter C. Sutro, Director
March 30, 1999                      March 30, 1999

/s/  Steven Kotler                  /s/  Wilmer J. Thomas, Jr.
----------------------------        -------------------------------
Steven Kotler, Director             Wilmer J. Thomas, Jr., Director
March 30, 1999                      March 30, 1999

/s/  Dan K. Wassong
----------------------------
Dan K. Wassong, Director
March 30, 1999

                                 EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------

5.1 Opinion of Joseph Greenberger with respect to the legality of the securities being registered. (Filed herewith.)

23.1 Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

23.2                     Consent of Joseph Greenberger. (Included in Exhibit 5.)

24 Power of Attorney. (Included on signature pages to this Registration Statement.)

99.1 Incentive Stock Option Plan, as amended. (Filed herewith.)

99.2                     Non-Qualified Stock Option Plan, as amended.
                         (Filed herewith.)